                                                                   EXHIBIT 10.66

                           BOLLINGER INDUSTRIES, INC.
                       2000 NONQUALIFIED STOCK OPTION PLAN

SECTION 1. PURPOSE; DEFINITIONS

         The purposes of the Plan are (1) to provide an additional incentive for Participants to further the growth, development, and financial success of the Corporation by personally benefiting through the ownership of Common Stock and
(2) to enable the Corporation to obtain and retain the services of Participants, which services are considered essential to the long range success of the Corporation, by offering them an opportunity to own Common Stock in the Corporation.

         For purposes of the Plan, the following terms are defined as set forth below:

         (a) "Board" means the Board of Directors of the Corporation, as duly elected from time to time.

         (b) "Code" means the Internal Revenue Code of 1986, as amended and interpreted by the regulations thereunder from time to time, and any successor thereto.

         (c) "Commission" means the Securities and Exchange Commission or any successor agency.

         (d) "Common Stock" means the common stock, par value $0.01 per Share, of the Corporation, subject to adjustment and substitution as provided in the Plan.

         (e) "Corporation" means Bollinger Industries, Inc., a Delaware corporation, and its successors.

         (f) "Date of Grant" means the date on which the Board resolves to grant a Nonqualified Stock Option to a Participant.

         (g) "Effective Date" means June 22, 2000.

         (h) "Eligible Director" means a member of the Board who is not an officer or other employee of the Corporation or of any corporation or other entity which is then a Subsidiary.

         (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended and as interpreted by the rules and regulations promulgated thereunder from time to time, and any successor thereto.

         (j) "Exercise Price" means the amount for which one Share may be purchased upon the exercise of a Nonqualified Stock Option, as specified by the Board in the applicable Stock Option Agreement, but in no event less than the par value per Share.

         (k) "Expiration Date" means the date immediately preceding the tenth anniversary date of the Date of Grant or such earlier date as may be set forth in the Stock Option Agreement.

         (l) "Fair Market Value" means as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on any national securities exchange on which the Common Stock is listed or on the NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Board in good faith.

         (m) "Legal Representative" means the guardian or legal representative of a Participant who, upon the disability or incapacity of the Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the right to exercise the Participant's rights and receive his benefits under the Plan.

         (n) "Nonqualified Stock Option" means a "nonstatutory stock option," i.e., an option which does not qualify under Section 422 or 423 of the Code, granted to a Participant under the Plan.

         (o) "Participant" means an Eligible Director, consultant, or advisor of the Corporation who is selected by the Board for grants of Nonqualified Stock Options under the Plan.

         (p) "Personal Representative" means the executor, administrator or personal representative appointed to administer a Participant's estate or any person who acquires the right to exercise the Stock Option by will or by the laws of descent and distribution.

         (q) "Plan" means the Bollinger Industries, Inc. 2000 Nonqualified Stock Option Plan, as set forth herein and as hereinafter amended from time to time.

         (r) "Plan Termination Date" means the day immediately prior to the tenth anniversary date of the Effective Date.

         (s) "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

         (t) "Securities Act" means the Securities Act of 1933, as amended and as interpreted by the rules and regulations promulgated thereunder from time to time, and any successor thereto.

         (u) "Share" means one share of Common Stock of the Corporation, as adjusted in accordance with SECTION 4(F) of the Plan.

         (v) "Stock Option Agreement" means the agreement executed between the Corporation and a Participant that contains the terms, conditions, and restrictions pertaining to the granting of a Nonqualified Stock Option, including any amendment thereto. Any inconsistencies between the Plan and any Stock Option Agreement shall be controlled by the Plan.

         (w) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. "Subsidiary" also means any partnership in which the Corporation and/or any Subsidiary owns more than 50% of the capital or profits interest.

         In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

         Except when otherwise indicated by the context, any masculine or feminine terminology when used in the Plan shall also include the opposite gender; and the definition of any term herein in the singular shall also include the plural, and vice versa.

SECTION 2. ADMINISTRATION

         The Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under the Plan to a committee or subcommittee of not less than two directors appointed by the Board who are "non-employee directors" within the meaning of that term as defined in Rule 16b-3 under the Exchange Act. To the extent of any delegation by the Board under this Plan, references in this Plan to the Board shall also refer to the applicable committee or subcommittee. The Board shall have authority to grant Nonqualified Stock Options pursuant to the terms of the Plan to Participants. Among other things, the Board shall have the authority, subject to the terms of the Plan, to:

         (a) Select the Participants to whom Nonqualified Stock Options may from time to time be granted;

         (b) Determine the number of Shares to be covered by each Nonqualified Stock Option granted hereunder;

         (c) Determine the terms and conditions of any Nonqualified Stock Option granted hereunder including, but not limited to, the Exercise Price (subject to the provisions of SECTION 4(a)), any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Corporation or any Subsidiary), and any vesting acceleration or forfeiture waiver regarding any Nonqualified Stock Option and the Shares relating thereto, based on such factors as the Board shall determine;

         (d) Modify, amend or adjust the terms and conditions of any Nonqualified Stock Option, at any time or from time to time; and

         (e) Determine to what extent and under what circumstances the delivery of Shares and other amounts payable with respect to a Nonqualified Stock Option shall be deferred.

         The Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Nonqualified Stock Option issued under the Plan (and any Stock Option Agreement relating thereto), and to otherwise supervise the administration of the Plan.

         With respect to the Plan or any Nonqualified Stock Options granted thereunder, the acts of a majority of the Board members present at meetings at which a quorum exists, or acts reduced to or approved in writing by a unanimous consent of all the Board members, shall be the valid acts of the Board. A majority of the Board shall constitute a quorum.

         Any determination made by the Board with respect to any Nonqualified Stock Option shall be made in the sole discretion of the Board at the time of the grant of the Nonqualified Stock Option or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Board pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and Participants.

         All expenses and liabilities incurred by members of the Board in connection with the administration of the Plan shall be borne by the Corporation. The Board may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Board, the Corporation and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. No member of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or the Nonqualified Stock Options, and all members of the Board shall be fully protected by the Corporation in respect to any such action, determination or interpretation.

SECTION 3. COMMON STOCK SUBJECT TO PLAN

         The total number of Shares reserved and available for grant under the Plan shall be 200,000, subject to adjustment as provided in SECTION 4(F). For purposes of determining the number of Shares with regard to which Nonqualified Stock Options may be granted under the Plan, such number shall increase by the number of Shares tendered or relinquished to the Corporation (a) in connection with the exercise of a Nonqualified Stock Option or (b) in payment of federal, state or local income tax withholding liabilities upon exercise of a Nonqualified Stock Option.

         Shares subject to a Nonqualified Stock Option under the Plan may be authorized and unissued Shares or may be treasury Shares.

         If a Nonqualified Stock Option expires or is cancelled without being fully exercised, unexercised Shares subject to such Nonqualified Stock Option shall again be available for distribution in connection with Nonqualified Stock Options under the Plan.

SECTION 4. NONQUALIFIED STOCK OPTIONS

         The Board shall have the authority to grant Nonqualified Stock Options to Participants under the Plan on or before the Plan Termination Date.

         Nonqualified Stock Options shall be evidenced by the Stock Option Agreements, the terms and provisions of which may differ for each Participant and for each grant of a Nonqualified Stock Option to the same Participant. The grant of a Nonqualified Stock Option shall occur on the Date of Grant. Written notice of the Board's determination to grant a Nonqualified Stock Option to a Participant, evidenced by a Stock Option Agreement, dated as of the Date of Grant and executed by the Corporation, shall be given to such Participant within a reasonable period of time after the Date of Grant.

         The Board may, in its discretion and on such terms as it deems appropriate, require as a condition to the grant of a Nonqualified Stock Option to a Participant that the Participant surrender for cancellation some or all of the unexercised Nonqualified Stock Options which have been previously granted to him. A Nonqualified Stock Option the grant of which is conditioned upon such surrender may have a per Share Exercise Price lower (or higher) than the per Share Exercise Price of the surrendered Nonqualified Stock Option, may cover the same (or a lesser or greater) number of Shares as the surrendered Nonqualified Stock Option, may contain such other terms as the Board deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of Shares, Exercise Price, term or any other term or condition of the surrendered Nonqualified Stock Option.

         Additionally, the Board may, in its discretion and on such terms as it deems appropriate, require as a condition to the grant of a Nonqualified Stock Option to a Participant that the Participant agree not to sell or otherwise dispose of the Nonqualified Stock Option, or any Shares of Common Stock acquired pursuant to the Nonqualified Stock Option, for any period of time following the Date of Grant of the Nonqualified Stock Option, as determined by the Board.

         Nonqualified Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Board shall deem desirable:

         (a) Exercise Price. The Exercise Price per Share purchasable under a Nonqualified Stock Option shall be determined by the Board and set forth in the Stock Option Agreement. The Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock subject to the Nonqualified Stock Option on the Date of Grant.

         (b) Option Term. The term of each Nonqualified Stock Option shall be ten years from the Date of Grant or such shorter term as may be determined by the Board.

         (c) Exercisability. Except as otherwise provided herein, Nonqualified Stock Options shall be exercisable by the Participant, his Legal Representative or his

Personal Representative at such time or times on or before the Expiration Date and subject to such terms and conditions as shall be determined by the Board. If the Board provides that any Nonqualified Stock Option is exercisable only in installments, the Board may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Board may determine. In addition, the Board may at any time accelerate the exercisability of any Nonqualified Stock Option.

         (d) Method of Exercise. Subject to the provisions of this SECTION 4 and any restrictions set forth in the Stock Option Agreement, a Nonqualified Stock Option may be exercised, in whole or in part, at any time during the term of the Nonqualified Stock Option by giving written notice of exercise to the Corporation specifying the number of Shares subject to the Nonqualified Stock Option to be purchased, form of payment, and proposed closing date. A Nonqualified Stock Option may not be exercised for a fraction of a Share and the Board may, by the terms of the Nonqualified Stock Option, require any partial exercise to be with respect to a specified minimum number of Shares.

                  Such notice shall be accompanied by payment in full of the purchase price for the Shares subject to the Nonqualified Stock Option being purchased by certified or bank check or such other instrument as the Board may accept. Payment, in full or in part, may also be made in the form of Shares owned by the Participant duly endorsed for transfer to the Corporation, or by Shares issuable to the Participant upon exercise of the Nonqualified Stock Option, in each case with a Fair Market Value on the date the Nonqualified Stock Option is exercised equal to the aggregate Exercise Price of the Shares with respect to which such Nonqualified Stock Option or portion is thereby exercised; provided, however, any portion of the Exercise Price representing a fraction of a Share shall in any event be paid in cash.

                  Additionally, such notice shall be accompanied by payment to the Corporation (or other employer Subsidiary) of all amounts which the Corporation (or other employer Subsidiary) is required to withhold under federal, state or local law in connection with the exercise of the Nonqualified Stock Option.

                  The Board may require each person purchasing or receiving Shares pursuant to a Nonqualified Stock Option to furnish to the Corporation such other documents or make such representations as the Corporation may require to assure compliance with all applicable laws and regulations. In particular, the Corporation may require each such person to represent to and agree with the Corporation in writing that such person is acquiring the Shares for such person's own account without a view to the distribution thereof. The certificates for such Shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer.

                  In the event the Nonqualified Stock Option is exercised by either the Legal Representative or the Personal Representative of the Participant, the Legal Representative or Personal Representative, as the case may be, shall demonstrate compliance with SECTION 4(e) of the Plan and submit such additional documentation as may be requested by the Corporation.

                  No Shares shall be issued until full payment therefor has been made. A Participant shall have all the rights of a shareholder of the Corporation holding Shares (including, if applicable, the right to vote the Shares and the right to receive dividends), only when (1) the Participant has given written notice of exercise, has paid in full for such Shares and, if requested, has furnished the documents and given the representations described in this SECTION 4(d), and (2) the certificates representing such Shares have been issued by the Corporation to the Participant.

         (e) Nontransferability of Nonqualified Stock Options. No Nonqualified Stock Option granted under the Plan may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and no Nonqualified Stock Option granted under the Plan is assignable by operation of law or subject to execution, attachment or similar process. A Nonqualified Stock Option granted under the Plan can only be exercised during the Participant's lifetime by such Participant or his Legal Representative. Any attempted sale, pledge, assignment, hypothecation or other transfer of the Nonqualified Stock Option contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Nonqualified Stock Option, shall be null and void and without force or effect.

         (f) Adjustments Upon Changes in Capitalization. If the outstanding Shares of Common Stock are (1) changed into or exchanged for a different number or kind of Shares of the Corporation or other securities of the Corporation by reason of a merger, consolidation, recapitalization, or reclassification, or (2) the number of Shares of Common Stock is increased or decreased by reason of a stock split-up, stock dividend, combination of Shares or any other increase or decrease in the number of such Shares of Common Stock effected without receipt of consideration by the Corporation (provided, however, that conversion of any convertible securities of the Corporation shall not be deemed to have been "effected without receipt of consideration"), the Board shall make appropriate adjustments in (i) the number and kind of Shares or other securities with respect to which Nonqualified Stock Options may be granted under the Plan and
(ii) the number and kind of Shares or other securities as to which all outstanding Nonqualified Stock Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Participant's proportionate interest shall be maintained as before the occurrence of such event. Any adjustment to the Shares subject to an outstanding Nonqualified Stock Option shall be made without change in the total Exercise Price applicable to such Nonqualified Stock Option or the unexercised portion of such Nonqualified Stock Option (except for any change in the aggregate Exercise Price resulting from rounding-off of Share quantities or prices) and with any necessary corresponding adjustment in the Exercise Price per Share; provided, however, that each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code. Any such adjustment made by the Board shall be final and binding upon all Participants, the Corporation and all other interested persons. No adjustment under this
SECTION 4(F) shall require the Corporation to issue or sell a fraction of a Share or other security. Accordingly, all fractional Shares or other securities resulting from such adjustment shall be eliminated and not carried forward to any subsequent adjustment.

         (g) Merger, Consolidation, Acquisition, Liquidation or Dissolution. Notwithstanding the provisions of SECTION 4(f), in its absolute discretion, and on such terms and conditions as it deems appropriate, the Board may provide by the terms of any Nonqualified Stock Option that such Nonqualified Stock Option cannot be exercised after the merger or consolidation of the Corporation with or into another corporation, the acquisition by another corporation or person (excluding any employee benefit plan of the Corporation or any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation) of all or substantially all of the Corporation's assets or fifty-one percent (51%) or more of the Corporation's then outstanding voting stock, or the liquidation or dissolution of the Corporation. If the Board so provides, it may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide, either by the terms of such Nonqualified Stock Option or by a resolution adopted prior to the occurrence of such merger, consolidation, acquisition, liquidation or dissolution, that, for some period of time prior to such event, such Nonqualified Stock Option shall be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the Stock Option Agreement.

         (h) Additional Transfer Restrictions. The Board, in its absolute discretion, may impose such restrictions on the transferability of the Shares purchasable upon the exercise of a Nonqualified Stock Option as it deems appropriate. Any such other restrictions shall be set forth in the Stock Option Agreement and may be referred to on the certificates evidencing the Shares.

SECTION 5. TERM, AMENDMENT AND TERMINATION

         The Plan will terminate on the Plan Termination Date. Under the Plan, Nonqualified Stock Options outstanding as of such date shall not be affected or impaired by the termination of the Plan.

         The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of a Participant under a Nonqualified Stock Option without the Participant's or recipient's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3, or (ii) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Corporation's shareholders to the extent such approval is required by Rule 16b-3 or otherwise.

         The Board may amend the terms of any Nonqualified Stock Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent except such an amendment made to cause the Plan or Nonqualified Stock Option to qualify for the exemption provided by Rule 16b-3. In the event of any such amendment to the Plan, the holder of a Nonqualified Stock Option outstanding under the Plan shall, upon request of the Board and as a condition to the exercise of such Nonqualified Stock Option, execute an amendment, in the form prescribed by the Board, to the Stock Option Agreement within such reasonable time as the Board shall specify in such request.

         Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law, and tax and accounting rules and to grant Nonqualified Stock Options which qualify for beneficial treatment under such rules without stockholder approval.

SECTION 6. UNFUNDED STATUS OF PLAN

         It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Board may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Board otherwise expressly determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 7. GENERAL PROVISIONS

         (a) The Corporation shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions:

                  (1) Listing, or approval for listing upon notice of issuance, of such Shares on the NASDAQ or such securities exchange as may at the time be the principal market for the Common Stock;

                  (2) Effectiveness of any registration or other qualification of such Shares of the Corporation under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable;

                  (3) Receipt of any other consent, approval, or permit from any state or federal governmental agency which the Board shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable;

                  (4) Compliance with all other applicable laws, regulations, rules and orders which may then be in effect; and

                  (5) Payment to the Corporation (or other employer Subsidiary) by the Participant of all amounts which the Corporation (or other employer Subsidiary) is required to withhold under federal, state or local law in connection with the exercise of the Nonqualified Stock Option.

         (b) Nothing contained in the Plan shall prevent the Corporation or any Subsidiary from adopting other or additional compensation arrangements for the Participants.

         (c) The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Nonqualified Stock Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and the Nonqualified Stock Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

         (d) Nothing in the Plan, in any Nonqualified Stock Option granted under the Plan, or in any Stock Option Agreement shall confer any right on an Eligible Director to continue as a director of the Corporation, or interfere in any way with the rights of the shareholders of the Corporation to elect and remove directors. Additionally, nothing in the Plan, in any Nonqualified Stock Option granted under the Plan, or in any Stock Option Agreement shall confer any right on any other Participant to continue any contractual arrangement with the Corporation or interfere in any way with the rights of the Corporation to terminate such contractual arrangement.

         (e) The Plan and all Nonqualified Stock Options made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws.

SECTION 8. EFFECTIVE DATE OF PLAN

         The Plan shall become effective on the Effective Date.